Exhibit 99.1

PROXY CARD

Proxy Card for Collier Creek Holdings
Extraordinary General Meeting Collier Creek Holdings
601 Lexington Avenue
New York, New York 10022

EXTRAORDINARY GENERAL MEETING
OF SHAREHOLDERS OF COLLIER CREEK HOLDINGS

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON [●], 2020.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated [●], 2020, in connection with the Extraordinary General Meeting of Shareholders (the “Extraordinary General Meeting”) to be held at 9:00 a.m. Eastern Time on [●], 2020, at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, New York 10022, and hereby appoints Chinh E. Chu, Roger K. Deromedi and Jason K. Giordano and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Collier Creek Holdings (“Collier Creek”) registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 11.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11.

Proposal No. 1 — The Domestication Proposal — to consider and vote upon a proposal by special resolution to change the corporate structure and domicile of Collier Creek by way of continuation from an exempted company incorporated under the laws of the Cayman Islands to a corporation incorporated under the laws of the State of Delaware (the “Domestication”). The Domestication will be effected simultaneously with the Business Combination (as defined below) by Collier Creek filing a Certificate of Corporate Domestication and a Certificate of Incorporation with the Delaware Secretary of State and filing an application to de-register with the Registrar of Companies of the Cayman Islands. Upon the effectiveness of the Domestication, Collier Creek will become a Delaware corporation and will change its corporate name to “Utz Brands, Inc.” (together with Collier Creek following the Domestication and the Business Combination, the “Company”) and all outstanding securities of Collier Creek will convert to outstanding securities of the Company, as described in more detail in the accompanying proxy statement/prospectus. The forms of the proposed Delaware Certificate of Incorporation and proposed Bylaws of the Company to become effective upon the Domestication, are attached to the accompanying proxy statement/ prospectus as Annex A and Annex B, respectively;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 — The Business Combination Proposal — to consider and vote upon a proposal by ordinary resolution to approve the Business Combination Agreement, dated as of June 5, 2020 (as amended or supplemented from time to time, the “Business Combination Agreement”), by and among Collier Creek, Utz Brands Holdings, LLC (“Utz”), the parent of Utz Quality Foods, LLC, and Utz’s existing equityholders, and the transactions contemplated by the Business Combination Agreement (collectively, the “Business Combination”). Pursuant to the Business Combination Agreement, Collier Creek will acquire certain limited liability company units of Utz and simultaneously with such acquisition will change its name to Utz Brands, Inc., with Utz Brands, Inc. continuing as the holding company of Utz subsequent to the Business Combination, as described in more detail in the accompanying proxy statement/prospectus. Collier Creek refers to this proposal as the “Business Combination Proposal.” A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex C;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 — The Equity Incentive Plan Proposal — to consider and vote upon the approval by ordinary resolution of the Equity Incentive Plan. Collier Creek refers to this as the “Equity Incentive Plan Proposal.” A copy of the Equity Incentive Plan is attached to the accompanying proxy statement/prospectus as Annex D;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Organizational Documents Proposals — to consider and vote upon the following seven separate proposals by special resolutions (collectively, the “Organizational Documents Proposals”) to approve by special resolution the following material differences between the current amended and restated memorandum and articles of association of Collier Creek (the “Existing Organizational Documents”) and the proposed new certificate of incorporation (the “Certificate of Incorporation”) and the proposed new bylaws (the “Bylaws” and, together with the Certificate of Incorporation, the “Proposed Organizational Documents”) of Collier Creek (a corporation incorporated in the State of Delaware, assuming the Domestication Proposal is approved and adopted, and the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the Delaware General Corporation Law (the “DGCL”)), which will be renamed “Utz Brands, Inc.” in connection with the Business Combination:

(A) Proposal No. 4 — Organizational Documents Proposal A — as a special resolution, to authorize the change in the authorized capital stock of Collier Creek from (i) 400,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.001 per share, and 1,000,000 preferred shares, par value $0.0001 per share, to (ii) 1,000,000,000 shares of Class A common stock, par value $0.0001 per share, of the Company, 1,000,000 shares of Series B-1 non-voting common stock, par value $0.0001 per share, of the Company, 1,000,000 shares of Series B-2 non-voting common stock, par value $0.0001 per share, of the Company, 61,249,000 shares of Class V common stock, par value $0.0001 per share, of the Company and 1,000,000 shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

(B) Proposal No. 5 — Organizational Documents Proposal B — as a special resolution, to authorize the Company to make issuances of any or all shares of Preferred Stock in one or more classes or series, with such terms and conditions as may be expressly determined by the Company’s board of directors and as may be permitted by the DGCL;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(C) Proposal No. 6 — Organizational Documents Proposal C — as a special resolution, to provide that certain provisions of the Certificate of Incorporation are subject to certain provisions of the Investor Rights Agreement (as defined in the accompanying proxy statement/prospectus);	FOR ☐	AGAINST ☐	ABSTAIN ☐

(D) Proposal No. 7 — Organizational Documents Proposal D — as a special resolution, to authorize the removal of the ability of the Company’s stockholders to take action by written consent in lieu of a meeting unless such action is recommended or approved by all directors then in office;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(E) Proposal No. 8 — Organizational Documents Proposal E — as a special resolution, to authorize the classification of the Company’s board of directors into three classes of directors with staggered three-year terms of office and make certain related changes;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(F) Proposal No. 9 — Organizational Documents Proposal F — as a special resolution, to authorize the adoption of Delaware as the exclusive forum for certain stockholder litigation;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(G) Proposal No. 10 — Organizational Documents Proposal G — as a special resolution, to authorize all other changes in connection with the replacement of Existing Organizational Documents with the Certificate of Incorporation and Bylaws as part of the Domestication, including (1) changing the post-Business Combination corporate name from “Collier Creek Holdings” to “Utz Brands, Inc.” (which is expected to occur after the Domestication in connection with the Business Combination), (2) making the Company’s corporate existence perpetual, (3) electing to not be governed by Section 203 of the DGCL but providing other restrictions regarding takeovers by interested stockholders, (4) granting an explicit waiver regarding corporate opportunities to non-employee directors of the Company and (5) removing certain provisions related to Collier Creek’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which the board of directors of Collier Creek believes are necessary to adequately address the needs of the Company after the Business Combination;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 11 — The Adjournment Proposal — to consider and vote upon a proposal by ordinary resolution to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (this proposal is referred to herein as the “Adjournment Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2020

(Signature)

(Signature if held Jointly)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.